UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 13, 2013

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 13, 2013, AT&T Inc. issued a total of 119,779,923 shares of common stock, par value $1.00 per share, to three of its wholly owned subsidiaries under Section 4(a)(2) of the Securities Act of 1933. The shares were issued in redemption of the outstanding shares of Perpetual Cumulative Preferred Stock held by the subsidiaries, in accordance with the terms of the Certificate of Designations of the Perpetual Cumulative Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2013, following the redemption disclosed under Item 3.02 of this report, AT&T Inc. filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate the Certificate of Designations of the Perpetual Cumulative Preferred Stock from its Restated Certificate of Incorporation. Thereafter, AT&T filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation. A copy of the Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

3.1           Restated Certificate of Incorporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 16, 2013	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller